Exhibit 99.2
FORM OF EXPRESS SCRIPTS, INC. PROXY CARD — PRELIMINARY
EXPRESS SCRIPTS, INC. One Express Way Saint Louis, MO 63121 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following proposal(s): 1. To adopt the Agreement and Plan of Merger, dated as of July 20, 2011, as it may be amended from time to time, by and among Express Scripts, Inc., Medco Health Solutions, Inc., Aristotle Holding, Inc., Aristotle Merger Sub, Inc., and Plato Merger Sub, Inc. 2. To approve the adjournment of the special meeting (if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the merger agreement). DETACH AND RETURN THIS PORTION ONLY For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000053428_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The accompanying proxy statement/prospectus is available at www.proxyvote.com . EXPRESS SCRIPTS, INC. This Proxy is solicited on behalf of the Board of Directors Special Meeting of Stockholders ______________, 2011 The stockholder(s) hereby appoint George Paz and Keith J. Ebling, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Express Scripts, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at ______ a.m. Central Time on ____________, 2011, at the Company’s headquarters located at One Express Way, Saint Louis, Missouri 63121, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES SHALL VOTE “FOR” PROPOSAL #1 AND “FOR” PROPOSAL #2, AND PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE